EXHIBIT 3(ii)

                                     BYLAWS
                                       OF
                          GUARDIAN INTERNATIONAL, INC.
                             (a Florida corporation)

                                    ARTICLE I
                                     Offices

         Section 1.1 Registered Office. The registered office of Guardian International, Inc., a Florida corporation (the "Corporation"), shall be located in the State of Florida.

         Section 1.2 Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders

         Section 2.1 Annual Meeting. An annual meeting of shareholders entitled to vote shall be held for the election of directors and transaction of such other business as may come properly before the meeting at such date, time and place, either within or without the State of Florida, as may be designated by resolution of the Board of Directors from time to time.

         Section 2.2 Special Meetings. Special meetings of shareholders entitled to vote for any purpose or purposes may be called at any time by the President of the Corporation or by a majority of the Whole Board of Directors. The term "Whole Board" means the total number of authorized directorships (whether or not any vacancies exist in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption). Special meetings of the shareholders may be called by the shareholders of the Corporation entitled to vote by written demand of the holders of at least 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting delivered to the secretary of the Corporation describing the purpose or purposes for which the meeting is to be held. In the event of the delivery to the Corporation of any request(s) or demand(s) by shareholders with respect to a special meeting, and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a prompt ministerial review of the validity of the requests, demands and/or revocations. No business shall be transacted and no corporate action shall be taken at a special meeting other than that stated in the notice of the meeting.

         Section 2.3 Notice of Meetings. Whenever shareholders are required or permitted to take action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which

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the meeting is called. Unless otherwise provided by law or the Corporation's
Articles of Incorporation, the written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at the address for that shareholder appearing on the records of the Corporation.

         Section 2.4 Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given for any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 2.5 Quorum. At each meeting of shareholders, except where otherwise provided by law or the Articles of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these bylaws until a quorum is present.

         Section 2.6 Organization. Meetings of shareholders shall be presided over by the person designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.7 Voting; Proxies. Except as otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by the shareholder that has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon more than eleven months after its date, unless the proxy provides for a longer period. If an appointment form designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument provides otherwise. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of Directors, a plurality of the votes cast shall be

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sufficient to elect Directors, unless otherwise provided in the Articles of
Incorporation. All other elections and questions shall, unless otherwise provided by law or by the Articles of Incorporation or these bylaws, be decided by the vote of holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by law or by the Articles of Incorporation) the Board of Directors may require a larger vote upon any election or question.

         Section 2.8 Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which shall not preclude the date upon which the resolution fixing the record date is adopted by the Board of Directors. The record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, shall not be more than 70 nor less than 10 days before the date of such meeting. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.9 List of Shareholders Entitled to Vote. The Secretary shall prepare and make available, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. This list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 2.10 Advance Notice of Shareholder Nominations and Business to be Conducted at Meetings. Notice of nominations of persons for election to the Board of Directors of the Corporation and of other business to be brought by shareholders before a meeting of shareholders of the Corporation shall be given in accordance with the notice procedures set forth in this Section. Such notice of nominations and of other business to be conducted at a meeting of shareholders shall be delivered or mailed to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days prior to the date of the meeting; provided, however, that in the event that less than 90 days notice or prior disclosure of the date of the meeting is given or

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made to shareholders by the Corporation, notice by the shareholder must be received not later than the close of business on the tenth day after the day on which the notice of the meeting was mailed or the public disclosure was made. A shareholder's notice shall set forth (i) as to each person that the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice, (a) the name and address of such shareholder as they appear on the Corporation's books and (b) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. No later than the 15th day following the date of receipt of a shareholder notice pursuant to this
Section 2.10, the President of the Corporation shall, if the facts warrant, determine and notify in writing the shareholder submitting such notice that such notice was not made in accordance with the time limits and/or the procedures prescribed by the Bylaws. If no such notification is mailed to such shareholder within such 15-day period, such shareholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this Section 2.10. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the applicable rules under the Exchange Act.

                                   ARTICLE III
                               Board of Directors

         Section 3.1 Number; Qualifications. Consistent with the Articles of Incorporation, the number of directors shall be determined from time to time by resolution of the Board of Directors adopted by a majority of the Whole Board. Directors need not be shareholders.

         Section 3.2 Elections; Resignation; Removal; Vacancies. Directors shall be elected annually at the annual meeting of shareholders. Any director may resign at any time upon written notice to the Corporation. Shareholders may remove directors only for cause and only by the affirmative vote of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. A director may be removed for cause by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director. Any vacancy occurring in the Board of Directors for any reason may be filled by a majority of the directors then in office, though such majority is less than a quorum, and each director so elected shall hold office until the next shareholders' meeting at which directors are elected.

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         Section 3.3 Regular Meetings. Regular meetings of the Board of
Directors may be held at such places within or without the State of Florida and at such time as the Board of Directors may from time to time determine. Notices of regular meetings need not be given.

         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Florida whenever called by the President, any Vice President, the Secretary, or any member of the Board of Directors. Reasonable notice of special meetings shall be given by the person or persons calling the meeting but not later than the second day before the date of the special meeting.

         Section 3.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

         Section 3.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Articles of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 3.7 Deemed Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

         Section 3.8 Organization. Meetings of the Board of Directors shall be presided over by the President, if any, or in his absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 3.9 Action by Directors by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or of the committee.

         Section 3.10 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors including, without limitation, their services as members of committees of the Board of Directors.

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                                   ARTICLE IV
                                   Committees

         Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Except as and to the extent limited by the Florida Business Corporation Act, any such committee, to the extent provided in the resolution of the Whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

         Section 4.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

                                    ARTICLE V
                                    Officers

         Section 5.1 Executive Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President, Chief Executive Officer and Secretary, and it may, if it so determines, elect a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 5.2 Powers and Duties of Executive Officers. The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall,

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when present, preside at all meetings of the stockholders and of the directors.
He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

         The remaining officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

         Section 5.3 Compensation. The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors. The Corporation may enter into employment agreements with any officer of the Corporation.

                                   ARTICLE VI
                                      Stock

         Section 6.1 Certificates. Every holder of stock shall be entitled to have a certificate representing the number of shares in the Corporation owned by him signed by or in the name of the Corporation by the President or a Vice President, and by the Treasurer or the Secretary of the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of such certificate or the issuance of the new certificate.

         Section 6.3 Transfers of Stock. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner,

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and, except as otherwise provided by the Laws of Florida, shall not be bound to recognize any equitable or other claim to or interest in the shares.

         Section 6.4 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a date in advance as the record date for such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE VII
                                  Miscellaneous

         Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be calendar year.

         Section 7.2 Waiver of Notice of Meeting of Shareholders, Directors or Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

         Section 7.3 Interested Directors; Quorum. Except as and to the extent limited by the Florida Business Corporation Act, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction or solely because his or their votes are counted for such purpose. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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         Section 7.4 Form of Records. All records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 7.5 Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors. The shareholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise at any meeting of shareholders, provided notice of the proposed change or repeal was given to the Corporation as provided in Section
2.10 of these bylaws and to the shareholders in the notice of the meeting.

         Section 7.6 Financial Statements for Shareholders.
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         (A) Unless modified by resolution of the shareholders within 120 days after the close of each fiscal year, the Corporation shall furnish its shareholders annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

         (B) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President, the Treasurer or the person responsible for the Corporation's accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

         (C) The Corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

         I certify that the Directors of the Corporation adopted and approved these Bylaws by written consent effective as of March 2, 2000.

                                                     Sheilah Ginsburg, Secretary

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